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EXHIBIT 23.1 - INDEPENDENT AUDITORS' CONSENT



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-43952, No. 33-58584, No. 33-70666, No. 33-81902, No. 333-00948, No.
333-53577, No. 333-47526 and No. 333-70418, all on Forms S-8 of ShopKo Stores,
Inc. of our report dated March 13, 2002, appearing in this Annual Report on Form 10-K of ShopKo Stores, Inc. for the year (52 weeks) ended February 2, 2002.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
April 29, 2002